Exhibit 99.2

Websense to be Acquired by Vista Equity Partners

Employee Frequently Asked Questions

1.	What did Websense announce today?

Websense has entered into an agreement to be acquired by Vista Equity Partners and to take the company private for $24.75 per share, or approximately $1 billion.

2.	Who is Vista Equity Partners?

Vista is a leading Private Equity Investment firm, based in San Francisco, Chicago, and Austin, with over $7 billion in capital under management. They are focused on investing in leading software, data, and technology-enabled businesses led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support so their companies may realize their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. Vista has made over 80 investments in enterprise software, data, and technology-enabled companies with leading positions in a number of specific industry segments.

3.	Why are we selling the company now?

Vista Equity Partners made an offer to buy the company that the Websense board of directors determined was in the best interest of the company and its shareholders to accept. We are committed to doing right by our shareholders and believe this transaction provides substantial, immediate value to our shareholders at a premium to the market price of our stock. In addition to providing substantial value to shareholders, Vista has expressed its focus and commitment to Websense’s long term business success and servicing our customers.

4.	What does it mean for Websense as a company?

Once the transaction closes, instead of being a public company, we will be a private company owned by Vista Equity Partners. As a private company, Websense will have greater flexibility to continue to drive product and service excellence with a partner that shares these goals.

5.	What does this mean for Websense to go from a public company to a private company?

In general, becoming a privately owned company should have little effect on our day-to-day responsibilities or how we conduct business. Going private means that Websense’s stock will no longer be publicly traded on the stock market and we will have fewer public reporting obligations. The public trading of our stock will cease on the date the transaction closes.

6.	What are the benefits of this transaction for employees?

We expect that employees will have the opportunity to succeed and prosper under the new ownership structure. Throughout this process, Vista Equity Partners have communicated a great respect for our company, and we believe their offer represents an endorsement of the hard work of all of our employees and confidence in our future. They recognize the importance of your engagement in the business and with our customers as factors critical to our success.

7.	What will happen to current Executive Management?

We expect the Websense Executive Management to continue to lead the company.

8.	When will the transaction be complete? Is there anything that could stop it?

We expect the transaction to close before the end of the third quarter of 2013. Closing of the transaction is conditioned upon, among other things, satisfaction of a minimum tender condition, clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, receipt of funding under the financing agreements (solely with respect to the tender offer) and other customary closing conditions. In the event that the minimum tender condition is not met, and in certain other circumstances, the par- ties have agreed to complete the transaction through a one-step merger after receipt of stockholder approval. We don’t anticipate any issues with these requirements, and we and Vista are committed to closing this deal on a timely basis.

9.	What should we do while the transaction is pending?

The focus will remain… “it’s business as usual”. The business has a great track record of delivering for customers and that remains priority #1. You should continue to do a great job and focus on your work. Q2 is an important quarter and we want to continue and build upon the success we had in Q1!

10.	Will there be workforce reductions as a result of the transaction?

Throughout this process, Vista has communicated a great respect for our company, and we believe their offer represents an endorsement of the hard work of all of our employees and confidence in our future. They recognize the importance of your engagement in the business and with our customers as factors critical to our success.

11.	What will happen to employees with options and RSUs?

Vista is purchasing Websense at a price of $24.75 per share. Upon completion of the transaction, all outstanding unvested stock options and RSUs will become fully vested. Employees will then receive cash for the cancellation of their outstanding and unexercised options equal to the $24.75 for each option share less the applicable exercise price. Holders of outstanding RSUs will receive $24.75 for each outstanding RSU. Of course, Websense will have to make the necessary tax withholdings from the proceeds of the transaction.

12.	What does this mean for employees that are part of the ESPP program?

The current purchase period ends at the closing of the transaction. Participants will purchase stock at the purchase price of their respective programs. The shares will then be purchased by Vista for $24.75 per share. Websense will have to make the necessary tax withholdings from the proceeds of that transaction.

The ESPP program will not be continued.

13.	If I have vested stock options and want to exercise them before the transaction closes, can I do so?

Yes, Websense is currently not in the blackout period so any employee with stock options that are currently vested can exercise them now. If options are not exercised prior to the closing, they will still be cashed out at the closing for the difference between their exercise price and $24.75.

14.	Will this impact my salary?

We do not anticipate any change to salaries or to cash bonus programs at this time.

15.	What will happen to my health and welfare benefits?

We anticipate that Websense employees will remain on their existing benefits, employee plans and programs.

16.	Do I still work for Websense or do I work for Vista Equity Partners?

Employees will continue to work for Websense. Once the transaction is finalized, Websense will simply have new owners.

17.	What will happen to the pending performance review and merit increase process?

The July performance and merit increase review will continue as planned.

18.	Will Websense headquarters remain in San Diego? Will this impact our regional offices?

There are currently no plans to move the headquarters from San Diego. Regional offices are expected to remain intact.

19.	What will this announcement mean to channel partners and customers?

Partners and customers are not going to see much difference, if any at all. We will continue to provide best-in-class security solutions and world-class service to all our clients and, with Vista’s help and resources, we expect to continue to grow and improve.

20.	How will our channel partners, customers, and analysts be notified?

We have a coordinated communications plan to reach our various constituents. Letters have been prepared for partners and customers. These can be found on our intranet. These letters have been approved for distribution.

21.	How should employees handle calls/questions from the media or investors regarding the acquisition?

The news about the acquisition may generate interest from media or investors. The SEC (Securities and Exchange Commission) has very specific communications standards related to a transaction like this, and it is extremely important that we follow these guidelines. Accordingly, if you receive any calls or requests for information from media or investors, please immediately refer them to our Investor Relations department: Avelina Kauffman, akauffman@websense.com or (858) 320 9364.

22.	Will we be given updates on the status of the transaction? Where can I get more information?

Yes, we will update you as appropriate throughout this process. More information can be found in our filings made with the SEC which can be found on the Investor Relations section of our website.

23.	If I have additional questions, who do I ask?

Talk to your manager or you can send questions to VistaQuestions@websense.com.

Important Additional Information

This FAQ is neither an offer to purchase nor a solicitation of an offer to sell shares of Web-sense.

The tender offer for securities of Websense data described in this FAQ has not yet been commenced. The offer to buy securities of Websense described in this FAQ will be made only pursuant to the offer to purchase and related materials that Vista will file on Schedule TO with the SEC. At the same time, Websense will file its recommendation of the tender offer on Schedule 14D-9 with the SEC. In connection with the proposed transaction, Websense will also file a proxy statement with the SEC. Additionally, Websense and Vista will file other relevant materials in connection with the proposed acquisition of Websense by Vista pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF WEBSENSE ARE ADVISED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9, AND THE PROXY STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO, Schedule 14D-9 and proxy statement, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s Web site at www.sec.gov or at Websense’s Web site at www.websense.com. The Schedule TO, Schedule 14D-9 and proxy statement, as each may be amended or supplemented from time to time, and such other documents may also be obtained, when available, for free from Websense by directing such request to Avelina Kauffman, akauffman@websense.com or (858) 320 9364.

Websense, Vista and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Websense’s stockholders in connection with the proposed transaction. Further, such persons may have direct or indirect interests in the proposed transaction due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of equity awards, or rights to severance payments or bonuses in connection with the proposed transaction. Information concerning the interests of these persons will be set forth in the Schedule 14D-9 and proxy statement relating to the proposed transaction when it becomes available.

Statements in this FAQ that relate to future results and events are forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 based on Websense’s current expectations regarding the proposed transaction. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, if at all, Websense’s business may experience significant disruptions due to transaction-related uncertainty or other factors that the parties are unable to successfully implement integration strategies; and other risks that are described in Websense’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its subsequently filed SEC reports. Websense does not undertake any obligation to update these forward-looking statements except to the extent otherwise required by law.

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